                           SCHEDULE 13D                            Page 13 of __


              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                                           Void after 5:00 p.m.,

                                                                    Pacific Time

                                                               on April 30, 2001

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                           PHOENIX TECHNOLOGIES LTD.


                                         Initial Number of Shares:  1,073,965

                                         Date of Grant:             February 15,
1996

                                         Expiration Date:           April 30,
2001

                                         Purchase Price of Warrant  $354,408.45

        THIS CERTIFIES THAT, for value received pursuant to that certain Common Stock and Warrant Purchase Agreement dated as of December 18, 1995 (the "Purchase Agreement"), Intel Corporation and any person to whom the interest in this Warrant is lawfully transferred pursuant to the term and conditions set forth herein (the original holder hereof and such transferees are referred to hereinafter as the "Holder") is entitled to purchase up to the above number (as adjusted pursuant to Section 2 hereof) of fully paid and nonassessable shares of the Common Stock (the "Shares") of Phoenix Technologies Ltd., a Delaware corporation (the "Company"), at the applicable Per Share Exercise Price as set forth in Section 1.1 hereof, subject to the provisions and upon the terms and conditions set forth herein.

                           SCHEDULE 13D                            Page 14 of __


         This Warrant is subject to the following terms and conditions:

         1.     EXERCISE.


                         1.1   (a)   Per Share Purchase  Price.  The "Per Share
Purchase Price" at which this Warrant may be exercised shall be (i) $12.876875 to the extent it is exercised on or prior to December 31, 1997, (ii) $13.4621875 to the extent it is exercised in calendar year 1998, (iii) $14.0475 to the extent it is exercised in calendar year 1999, (iv) $14.6328125 to the extent it is exercised in calendar year 2000, and (v) $15.218125 to the extent it is exercised from January 1, 2001 to April 30, 2001.

                               (b)   In the event  that an  exercise  of this
Warrant is subject to HSR Act Restrictions (as defined in 1.8(a) below), the Per Share Purchase Price shall be set as of the date Holder provides Company with the Common Stock Warrant Notice of Exercise. The Warrant will be deemed to have been exercised on the date immediately following the date of the expiration or early termination of all HSR Act Restrictions.



                         1.2   Exercisability.

                               (a)   Vesting Schedule.  Prior to December 15,
1996, all of the Shares shall be unvested and this Warrant shall not be exercisable with respect to any of the Shares. Until terminated pursuant to
Section 1.3, this Warrant shall become vested and exercisable as to portions of the Shares as follows:


                                           Cumulative Number
                 On or after:              of Shares Exercisable:
                 ------------              ----------------------
                 December 15, 1996                 214,793

                 December 15, 1997                 429,586

                 December 15, 1998                 644,379

                 December 15, 1999               1,073,965

                           SCHEDULE 13D                            Page 15 of __


             (b) Corporate Event. A "Corporate Event" shall mean any of the following, whether accomplished through one or a series of related transactions:
(i) the acquisition of all or substantially all the assets of the Company, (ii) the acquisition of all or substantially all of the Company's desktop personal computer and server BIOS technology, or (iii) an acquisition of the Company by another corporation or entity by consolidation, merger, share purchase or exchange, or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction, provided that "Corporate Event" shall not include any transaction described in (i), (ii), or (iii) above if Intel Corporation, the Holder, or any of their respective affiliates is the acquiror in such transaction.


             (c) Acceleration of Vesting upon Corporate Event. Notwithstanding
Section 1.2(a), unless earlier terminated pursuant to Section 1.3, this Warrant shall become exercisable in full immediately prior to the consummation of a Corporate Event ("Acceleration"). Notwithstanding the foregoing, there shall not be any Acceleration of this Warrant if (i) a Corporate Event is intended to be accounted for as a "pooling of interests," (ii) such Acceleration would preclude such accounting treatment, (iii) upon consummation of such Corporate Event, to the extent (and only to the extent) that this Warrant is not fully vested immediately prior to such consummation, this Warrant shall have been assumed, converted or substituted by the acquiror pursuant to Section 2.3, and
(iv) the acquiror in such Corporate Event, as a condition to the closing of such Corporate Event, assumes the Company's obligations under the Technology Agreement between the Company and Intel Corporation dated as of December 18, 1995 (the "Technology Agreement").

         1.3 Termination. If the Technology Agreement is terminated in accordance with its terms for any reason (except for a termination by Intel Corporation due to the uncured breach by the Company of one of its material obligations thereunder), then this Warrant shall immediately cease vesting, expire, and be canceled to the extent that it is not vested and exercisable as of the date of such termination of the Technology Agreement (the "Termination Date"). To the extent (and only to the extent) that this Warrant would have been exercisable by the Holder on the Termination Date, this Warrant shall be exercised, if at all, by the Holder no later than the earlier of (i) four (4) months after the Termination Date, and (ii) the Expiration Date; at which earlier time this Warrant will expire and be canceled in its entirety to the extent not so exercised.

         1.4 Expiration. This Warrant shall expire and be canceled in its entirety on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date (subject only to the provisions of Section 1.8(a) below).

         1.5 Method of Exercise; Payment.

             (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, for up to the total number of shares then exercisable, by the surrender of this Warrant (with the Common Stock Warrant Notice of Exercise form attached hereto as Annex I duly executed) at the principal office of the Company and by the payment to the Company in cash (by certified check or wire transfer) or by surrender of shares of Common Stock of the

                           SCHEDULE 13D                            Page 16 of __


Company valued at their Market Price (as defined below) (or, where applicable, pursuant to the provisions of 1.8(a)), in an amount equal to the then applicable Purchase Price Per Share multiplied by the number of Shares then being purchased.

              (b) In lieu of exercising this Warrant by payment of cash or shares of Common Stock, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay such exercise price through a "same day sale" commitment from the Holder and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Holder irrevocably elects to exercise the Warrant and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

              (c) In lieu of exercising this Warrant by payment of cash or shares of Common Stock or by payment through a same day sale, the Holder may elect to receive, without the payment by the Holder of any additional consideration, a number of shares (rounded down to the nearest whole share) equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company (the "Net Exercise"), with the net issue election initialed in the Common Stock Warrant Notice of Exercise annexed hereto duly executed, at the office of the Company. Thereupon, the Company will issue to the Holder such number of shares of Common Stock of the Company as is computed using the following formula:

                           SCHEDULE 13D                            Page 17 of __


                                                   X = Y (A-B)
                                                       ------
                                                         A


where   X=    the number of shares of Common  Stock to be issued to the Holder upon the Net  Exercise  pursuant to this Section 1.5;

        Y= the number of Shares exercised under this Warrant for which the net issue election is made pursuant to this
              Section 1.5 (upon such Net Exercise, the number of shares subject to further exercise under this Warrant shall be reduced by this number);

        A= the Market Price (as defined below) of one share of the Company's Common Stock, at the time the net issue election is made pursuant to this Section 1.5; and

        B= the Per Share Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this
              Section 1.5.

         For purposes of this Section 1.5, "Market Price" means as to a share of Common Stock the average of the closing prices of sales on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, on such day, or, if on any day the Common Stock is not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) Trading Days immediately preceding the date the net issue election or other exercise is made pursuant to this Section 1.5; provided, however, that if the Common Stock is listed on any domestic securities exchange the term "Trading Days" as used in this sentence means Trading Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the Nasdaq National Market or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding on the Company and the Holder, and the fees and expenses of such appraiser shall be paid by the Company, provided that such fees and expenses shall be paid for by the Holder in the event that the appraiser's determination of the Market Price is no more than 5% higher than, or is lower than, the last amount previously offered by the Company.

              1.6 Limitations on Exercise. The exercise of this Warrant, and the issuance of the Shares will be subject to and conditioned upon compliance by the Company and the Holder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's common stock may

                           SCHEDULE 13D                            Page 18 of __

be listed or quoted at the time of such issuance or transfer. The Company shall, at its sole cost and expense, use its best efforts to make all filings, notices and applications required by the Company (excluding filings, notices and applications required by the Holder), and take all other actions necessary to permit the exercise of this Warrant by the Holder and the issuance of the Shares to the Holder, and the Holder shall cooperate with all reasonable requests of the Company in connection therewith. This Warrant may not be exercised as to fewer than 50,000 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.


              1.7 Issuance of New Warrant. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased will be delivered to the Holder within four (4) business days after receipt of such payment and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant will not then have been exercised will also be issued to the Holder within a reasonable time.

              1.8 Hart-Scott-Rodino Compliance.

                  (a) The Company hereby acknowledges that the exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and that the Holder may be prevented from closing the exercise of this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date, the Holder (i) has sent the Common Stock Warrant Notice of Exercise to the Company, (ii) has irrevocably elected to exercise this Warrant for the number of Shares specified in such notice subject only to the removal of HSR Act Restrictions, and (iii) the Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date solely because of HSR Act Restrictions, then, for so long as the Holder actively continues in its effort to remove the HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant for such number of Shares in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date. Notwithstanding the preceding sentence, this Warrant shall no longer be subject to the provisions of this Section 1.8 and shall completely expire and be canceled in its entirety no later than April 30, 2002 and must be exercised, if at all, on or before such date. If an exercise by Holder is subject to HSR Act Restrictions, the amount payable upon such exercise shall be paid to the Company within two (2) business days of the expiration or notice of early termination of all HSR Act Restrictions.

                  (b) The Company agrees to perform all activities, including a responsive HSR Act filing, reasonably necessary to support Holder's effort to remove HSR Act Restrictions.

                           SCHEDULE 13D                            Page 19 of __



         2. ADJUSTMENT OF NUMBER OF SHARES AND PER SHARE PURCHASE PRICE. The number of Shares purchasable upon the exercise of this Warrant, and the Per Share Purchase Price, will be subject to adjustment from time to time as provided in this Section 2:


                  2.1 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Per Share Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Per Share Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

                  2.2 Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired pays a dividend, without receipt of consideration therefor, to the holders of Common Stock payable in shares of Common Stock, Preferred Stock, other capital stock or other securities convertible into or exchangeable for Common Stock, Preferred Stock or other capital stock ("Convertible Securities"), or options to purchase Common Stock, Preferred Stock, other capital stock or Convertible Securities ("Options"), the Holder shall, upon exercise of this Warrant be entitled to receive, in addition to the number of Shares receivable thereupon, the amount of Common Stock, Preferred Stock, other capital stock, Convertible Securities, or Options which such Holder would have received had it been Holder of record of such Shares as of the date on which holders of Common Stock received or became entitled to receive such additional shares of Common Stock, Preferred Stock, other capital stock, Convertible Securities or Options. Any adjustment under this Section 2.2 will become effective on the record date or, if there is no record date, on the date of issuance.

                  2.3 Reorganization, Reclassifications, Mergers or Sales. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction (including, without limitation, any Corporate Event), in each case that is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets, or a combination thereof, with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall, subject to Section 1.2(c), make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder shall thereafter have the right to acquire and receive, upon exercise of this Warrant in accordance with its terms and upon payment of the Per Share Exercise Price then in effect, in lieu of each Share of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to each share of Common Stock immediately theretofore acquirable and receivable upon exercise of the Warrant had such Organic Change not taken place. The Company shall not effect

                           SCHEDULE 13D                            Page 20 of __

any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Holder), the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.


                  2.4 Certain Events. If (i) any event occurs of a type that would have an effect on the rights granted under this Warrant similar to the effect of any event described by the other provisions of this Section 2 and (ii) such event is not expressly provided for by such other provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then an appropriate adjustment in the Per Share Purchase Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder of the Warrant shall be made.

                           SCHEDULE 13D                            Page 21 of __



                         2.5   Notices.


                               (a) Within four (4) business days of any
adjustment of the Per Share Purchase Price, the Company shall give written notice thereof to the Holder, setting forth and certifying in reasonable detail the facts causing such adjustment and the calculation of such adjustment. The Company will give due consideration to, and consult with counsel regarding, any objection Holder has to the matters described in such notice, and will make any corrections to such notice deemed necessary to conform with the terms of this Warrant.


                               (b) The Company shall give written notice to the
Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution (cash or otherwise) upon the Common Stock, (B) with respect to any pro rata subscription or other offer to holders of Common Stock (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                               (c) The Company shall also give written notice to
the Holder at least ten (10) business days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

         3.  TRANSFERABILITY OF WARRANT.

             3.1 Majority Owned Subsidiary. A "Majority Owned Subsidiary" shall mean a subsidiary of which Intel Corporation beneficially owns, either directly or indirectly, at least 50% of the voting securities.

             3.2 Institutional Investor. An "Institutional Investor" shall mean any person considered to be an "accredited investor" under Rule 501(a)(1) of Regulation D promulgated under the Act, provided however, that "Institutional Investor" shall not include any person or affiliate of a person that is a significant competitor of the Company.

             3.3 Limitation on Transfer. To the extent this Warrant is not vested and exercisable pursuant to Section 1.2, this Warrant may not be transferred or assigned in whole or in part in any manner other than to a Majority Owned Subsidiary. To the extent this Warrant is vested and exercisable pursuant to Section 1.2, this Warrant may be transferred or assigned in whole or in part, but only to a Majority Owned Subsidiary, or, subject to the provisions of Section 3.4, to an Institutional Investor. The Holder agrees to provide the Company with five (5) business days prior written notice of any transfer or assignment of any portion of this Warrant to a Majority Owned Subsidiary.

             3.4 Right of First Offer. Before any vested and exercisable portion of this Warrant may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law, but excluding any transfer to a Majority Owned Subsidiary), the Company and/or its assignee(s) will have a right of first offer to purchase the portion of this Warrant to be sold or

                           SCHEDULE 13D                            Page 22 of __


transferred (the "Offered Portion") on the terms and conditions set forth in this Section 3.4 (the "Right of First Offer").

                  (a) Notice of Proposed Transfer. The Holder of This Warrant will deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Portion;
(ii) the name of each proposed purchaser or other transferee ("Proposed Transferee") up to a maximum of five (5) such Proposed Transferees; (iii) the number of Shares subject to the Offered Portion; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Portion (the "Offered Price"); and (v) that the Holder will offer to sell the Offered Portion to the Company and/or its assignee(s) at the Offered Price as provided in this Section 3.4.

                  (b) Exercise of Right of First Offer. At any time within four
(4) business days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (but not less than all) of the Offered Portion proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with subsection (c) below.

                  (c) Purchase Price. The purchase price for the Offered Portion purchased under this Section will be the Offered Price. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration shall be determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, such per share amounts paid shall be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding on the Company and the Holder. The fees and expenses of such appraiser shall be paid for by the Company, provided that such fees and expenses shall be paid for by the Holder in the event that the appraiser's determination of the value of such consideration is no more than 5% higher, or is lower than, the last amount previously offered by the Company.

                  (d) Holder's Right to Transfer. If the Offered Portion proposed in the Notice to be transferred to a given Proposed Transferee is not purchased by the Company and/or its assignee(s) as provided in this Section 3.4, then the Holder may sell or otherwise transfer such Offered Portion to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice, and provided further, that: (i) any such sale or other transfer is effected in compliance with all applicable securities laws; and (ii) the Proposed Transferee agrees in writing that the provisions of this Section 3 will continue to apply to the Offered Portion in the hands of such Proposed Transferee. If the Offered Portion described in the Notice is not transferred to the Proposed Transferee within such 60 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Offer before any portion of this Warrant held by the Holder may be sold or otherwise transferred.

             3.5 Encumbrances on Warrant. The Holder may grant a lien or security interest in, or pledge, hypothecate or encumber this Warrant only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing reasonably satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to any portion of this Warrant in the event such portion is acquired by the Company (and/or its assignees) in accordance with Section 3.4; and

                           SCHEDULE 13D                            Page 23 of __



(ii) the provisions of this Section 3 will continue to apply to this Warrant (or any portion thereof) in the hands of such party and any transferee of such party. Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any portion of this Warrant that is not vested and exercisable.

         4.  MISCELLANEOUS.

             4.1 Legends. Any certificate for Shares issued upon exercise hereof will be imprinted with a legend in substantially the form set forth in the Common Stock Warrant Notice of Exercise form attached hereto as Annex I.

             4.2 Investor Rights Agreement. This Warrant and the Shares are subject to the terms and conditions of that certain Investor Rights Agreement between the Company and Intel Corporation dated as of December 18, 1995.

             4.3 Successors and Assigns. The terms and provisions of this Warrant will inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns of the Holder and of the Company.

             4.4 Governing Law. This Warrant will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.


             4.5 Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and annexes will, unless otherwise provided, refer to sections and hereof and annexes attached hereto, all of which annexes are incorporated herein by this reference.

             4.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified, or three
(3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or by deposit with a nationally recognized courier service such as Fedex, or by facsimile with confirmed receipt and addressed to the party to be notified.



                                   PHOENIX TECHNOLOGIES LTD.

                           SCHEDULE 13D                            Page 24 of __


                              By:
                                 _________________________________________

                              Name: Jack Kay

                              Title: President and Chief Executive Officer


                                   ANNEX I TO

                                     WARRANT

                                                       ________ , 199__

       Phoenix Technologies Ltd.

       2770 De La Cruz Boulevard

       Santa Clara, California 95050

       Attn: Legal Department

                     Common Stock Warrant Notice of Exercise

       Gentlemen:

            On this date the undersigned hereby acquires from Phoenix Technologies Ltd., a Delaware corporation (the "Company"), an aggregate of _________ shares of the Company's Common Stock (the "Warrant Shares"), by exercise, for such number of shares, of that certain Warrant to Purchase Shares of Common Stock (the "Warrant"), dated as of __________, 199_, from the Company to the original holder of the Warrant. However, if this exercise of the Warrant is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") filing requirements, this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration or early termination of all HSR Act restrictions.

                           SCHEDULE 13D                            Page 25 of __

                         1.    Investment Representations and Warranties. The
undersigned represents and warrants that:

                                    1.1     Purchase for Own Account. The
Warrant Shares to be purchased by the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned also represents that it has not been formed for the specific purpose of acquiring the Warrant Shares.

                                    1.2     Disclosure of Information. The
undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant Shares to be purchased by the undersigned.

                                    1.3     Investment Experience. The
undersigned understands that the purchase of the Warrant Shares involves substantial risk. The undersigned: (a) has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Warrant Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Warrant Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the undersigned to be aware of the character, business acumen and financial circumstances of such persons.

                                    1.4     Accredited Investor Status. The
Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

                                    1.5     Restricted Securities. The
undersigned understands that the Warrant Shares to be purchased by the undersigned hereunder, are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The undersigned is familiar with Rule 144 of the

                           SCHEDULE 13D                            Page 26 of __


SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The undersigned understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investor Rights Agreement between the Company and Intel Corporation dated as of December 18, 1995 (the "Investor Rights Agreement").

                             1.6      Further Limitations on Disposition.
Without   in  any  way limiting the representations set forth above, the undersigned further agrees not to make any disposition of all or any portion of the Warrant Shares unless and until:

                                      (a)      there is then in  effect a
registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                      (b)      the  undersigned  has  notified
the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and the undersigned has furnished the Company, at the expense of the undersigned or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

                  Notwithstanding the provisions of paragraphs (a) and (b) of this Section 1.6, no such registration statement or opinion of counsel will be required for any transfer of any Warrant Shares in compliance with SEC Rule 144, Rule 144A or Rule 145(d), or if such transfer otherwise is exempt, in the view of the Company's legal counsel, from the registration requirements of the 1933 Act.

                             1.7      Investor  Rights  Agreement.   The
undersigned agrees and acknowledges that the Warrant Shares are subject to the terms and conditions or the Investor Rights Agreement.

                     2. Legends. The undersigned understands that certificates evidencing the Warrant Shares will bear each of the legends set forth below:

                           SCHEDULE 13D                            Page 27 of __

                             2.1      THE SECURITIES  REPRESENTED  HEREBY HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             2.2      THE SHARES  EVIDENCED  BY THIS CERTIFICATE
ARE SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN A CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND INTEL CORPORATION DATED AS OF DECEMBER 18, 1995, A COPY OF WHICH IS AVAILABLE FOR EXAMINATION AT THE ISSUER'S PRINCIPAL OFFICE.

                             2.3      Any legends required by any applicable
state securities laws.

                  The undersigned agrees that, to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Warrant Shares.

                         3.       Net Exercise  Election.  If applicable,  the
undersigned elects to purchase the Warrant Shares by Net Exercise (as defined in the Warrant), by initialing in the following space (please initial only if Net Exercise chosen): __________.

                         4.       Same Day Sale Election.  If applicable,  the
undersigned elects to purchase the Warrant Shares by "same day sale" pursuant to the provisions of Section 1.5(b) of the Warrant, by initialing on the following space (please initial only if Same Day Sale chosen): ________________.

                           SCHEDULE 13D                            Page 28 of __



                  By:
                     -------------------------------------------------------

                  Name:
                       -----------------------------------------------------

                  Title:
                        ----------------------------------------------------

                  Address:
                          --------------------------------------------------

                          --------------------------------------------------


                  Date signed:
                              ----------------------------------------------


                  [SIGNATURE PAGE -- PHOENIX TECHNOLOGIES LTD.
              COMMON STOCK WARRANT NOTICE OF EXERCISE]